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Exhibit 10.14

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT, ("Agreement") is made as of this 18th day of May, 2007, by and among KRONA ACQUISITION CORPORATION, a Delaware corporation (hereinafter "Borrower") and Lender(s) as listed on Schedule "1" of this Agreement, acting through HIGH CAPITAL FUNDING, LLC (the "Lead Investor").

        WHEREAS, this Agreement is given to secure performance of the obligations ("Obligations") under the Secured Promissory Note(s) ("Secured Notes"), executed by Borrower, in favor of Lenders as lenders and in the amounts listed on Schedule "1" attached hereto and incorporated herein by reference, together with interest thereon as provided for in the Secured Notes. Schedule I shall be amended and supplemented from time to time to reflect the issuance and delivery of additional Secured Notes.

        NOW, THEREFORE, in consideration of the loans made by the Lenders to Borrower, and further consideration of the covenants and promises contained in this Agreement, and for other good and valuable consideration, the parties agree as follows:

1.    Defined Terms.    As used in this Agreement, the following terms shall have the following meanings:

        (a)   "Collateral" has the meaning set forth in paragraph 3 hereof

        (b)   "PTO" means the United States Patent and Trademark Office.

        (c)   "UCC" means the Uniform Commercial Code as in effect in the State of Delaware.

        (d)    Terms Defined in UCC.    Where applicable in the context of this Agreement and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

        (e)    Terms Defined in the Financing Agreement.    Terms used herein, defined in the Financing Agreement (defined below) and not otherwise defined in this Security Agreement, have the meanings ascribed to them in the Financing Agreement.

        (f)    Construction.    In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to "proceeds" in this Agreement authorizes any sale, transfer, or other disposition of any Collateral by Borrower; (ii) "includes" and "including" are not limiting; (iii) "or" is not exclusive; and (iv) "all" includes "any" and "any" includes "all."

2.    Supremacy of Financing Agreement.    This Security Agreement is being executed pursuant to that certain Financing Agreement, dated as of April 10, 2007 (the "Financing Agreement"). This Security Agreement is subject to the terms and conditions of the Financing Agreement. To the extent that any of the terms specifically set forth in the Financing Agreement is inconsistent with the provisions of this Security Agreement specifically relating to such matters, the Financing Agreement shall govern with respect to such inconsistencies.

3.    Security Interest.

        (a)    Grant of Security Interest.    As security for the payment and performance of the Obligations, Borrower hereby assigns, transfers and conveys to Lenders, and grants to Lenders a security interest in and to all of Borrower's right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Borrower now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the "Collateral"):

          (i)    Accounts;

          (ii)   Chattel Paper and Electronic Chattel Paper;

          (iii)  Fixtures;

          (iv)  Goods;

          (v)   Inventory;

          (vi)  Software;

          (vii) all patents, trademark, patent applications and trademark applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such patents, trademark, patent applications and trademark applications as described in Schedule "2"), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof. Borrower represents and warrants to Lenders that a true and correct list of all of the existing Collateral consisting of U.S. patents, trademark, patent applications and trademark applications or registrations owned by Borrower, in whole or in part, is set forth in Schedule "2";

          (viii) all General Intangibles and all intangible intellectual or other similar property of Borrower of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

          (ix)  all Proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Lenders is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

        (b)    Continuing Security Interest.    Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance herewith.

4.    Collateral Free of Other Security Interests.    Borrower warrants that no financing statement covering any of the Collateral or its proceeds is on file in any public office at this date or will be on file with respect to the Collateral at the time the Collateral becomes subject to this Agreement (except any purchase money security interests). No other material security affects the Collateral at this date, and no arrangement exists whereby the Collateral will in the future become subject to a security interest senior to the lien of this Security Agreement.

        Borrower authorizes Lenders at their option and their sole discretion to discharge any taxes, charges, assessments, liens or other security interests or other encumbrances to which the Collateral may become subject. Lenders may pay amounts to preserve and maintain the Collateral, if Borrower fails to do so. Borrower agrees to reimburse Lenders within 10 days after demand for any payment made or any expense incurred by Lenders pursuant to the foregoing authorization, together with interest on the amount expended at the rate of 18% per annum from the date of the payment. Any such amounts shall be secured by and under this Agreement.

5.    Fees and Taxes.    Borrower will use reasonably commercial efforts to timely pay any and all license fees, taxes, assessments and public charges, general and special, that may at any time be levied or assessed upon or against Collateral.

6.    Maintenance of Collateral.    Borrower will, at Borrower's expense, maintain and keep the tangible Collateral at its present location (or will provide Lenders with reasonable advance written notice if any such Collateral is to be moved) in good order and repair, ordinary wear and tear excepted, and shall not, without the prior written consent of the Lead Investor or a majority in interest of the Lenders, sell, dispose of or substantially alter the Collateral, except dispositions or alterations in the ordinary course of Borrower's business.

        Borrower will not use the Collateral in material violation of any ordinance or state or federal statute or any administrative rules or regulation of law.

        Borrower will use reasonably commercial efforts to avoid the Collateral from being attached or seized by any legal process. Borrower will defend and indemnify Lenders from all expense and liability of every kind to any person or to the property of any person by reason of or in connection with the delivery, possession or use of the Collateral.

7.    Further Acts.    On a continuing basis, Borrower shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Lenders to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Borrower's compliance with this Agreement or to enable Lenders to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office. Lenders may record this Agreement, an abstract thereof, or any other document describing Lenders' interest in the Collateral with the PTO, at the expense of Borrower. In addition, Borrower authorizes Lenders to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Lenders. If the Borrower shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Borrower shall immediately notify Lenders in a writing signed by the Borrower of the brief details thereof and grant to the Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lenders.

8.    Authorization to Supplement.    If Borrower shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent or trademark, the provisions of this Agreement shall automatically apply thereto. Borrower shall give prompt notice in writing to Lenders with respect to any such new patent or trademark rights. Without limiting Borrower's obligations hereunder, Borrower authorize Lenders unilaterally to modify this Agreement by amending Schedule "2" to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedule "2" shall in any way affect, invalidate or detract from Lenders' continuing security interest in all Collateral, whether or not listed on Schedule "2."

9.    Additional Parties and Collateral.    In the event that the Company forms or acquires an interest in any entity that becomes a subsidiary of the Company prior to payment in full of the Secured Notes, Borrower agrees that it will cause any such subsidiary to become a signatory to this Agreement and further agrees that as a result of such action, the tangible and intangible assets of any such subsidiary shall become Collateral pursuant to this Agreement to the same extent as if any such subsidiary had executed this Agreement as an original signatory and its tangible and intangible assets had been included in Section 3(a) above, provided, however, that with respect to any acquired entity, the existence and continuance of security agreements of any such entity in effect at the time of such acquisition shall not constitute a breach of this agreement. Borrower expressly acknowledges that a failure to comply with the provisions of this Section 9 shall constitute a default under this Agreement.

10.    Default.    The breach or failure of any term, agreement or covenant of this Agreement or the occurrence of an event of default upon any term contained in the Secured Note(s) shall constitute a default hereunder.

11.    Remedies.    Upon the occurrence of any default as defined above, Lenders, acting through the Lead Investor, will have the right at their option to enforce and to exercise any or all of their rights under this Agreement or otherwise. In addition to all other rights and remedies, Lenders shall have the remedies of a secured party under the UCC. In exercising these remedies, Lenders and Borrower agree as follows:

        (a)   Lenders, acting through the Lead Investor, may, at their option, require Borrower to assemble the Collateral and make it available to Lenders at a place to be designated by Lenders which is reasonably convenient to both parties. In the event Borrower fails or refuses to assemble the Collateral, Lenders shall have the right, and Borrower hereby authorize and empower Lenders, to enter the premises upon which the Collateral is located in order to remove the same.

        (b)   Lenders, acting through the Lead Investor, will give Borrower reasonable notice of the time and place of any public sale of the Collateral, or of the time after which any private sale or other intended disposition of the Collateral is to be made, unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market. The requirement of reasonable notice shall be met if a written notice is mail to Borrower postage prepaid, to the address of Borrower last known to Lenders, at least 10 days prior to the date of the sale or disposition.

        (c)   Borrower agrees to surrender possession of the Collateral to Lenders in the event Lenders elects to foreclose this security interest. Borrower waives any notice of the exercise of any and all options reserved to Lenders by this Agreement.

        (d)   Borrower will, upon Lenders' request, deliver to Lenders all original invoices, bills, charge or credit card receipts, books and records and other documents evidencing or describing any of the account receivable constituting a part of the Collateral. Borrower will also execute and deliver to Lenders an assignment of the right to receive payments under all such Accounts. The parties recognize, however, that in the event of default such Accounts shall be deemed assigned to Lenders, whether or not the assignments described above are actually delivered.

        (e)   Lenders, acting through the Lead Investor, shall have the right and are hereby authorized to collect all amounts due under the Accounts; sue or take other actions to collect the same in their own name or as assignee of or in the name of Borrower compromise or give acquittance for amounts due; and use such other measures as Lenders, acting through the Lead Investor, may in its sole discretion deem appropriate for collection of the Accounts. All such actions shall be taken at the sole expense of Borrower who agrees to reimburse Lenders for all reasonable amounts expended (including a reasonable attorney's fee), together with interest thereon from the date of expenditure at the rate then applicable under the Secured Notes.

        (f)    This Agreement constitutes a direction to and full authority to any Account debtor to pay directly to Lenders any such accounts. No proof of default shall be required. Any such debtor is herby irrevocably and unconditionally authorized to rely upon and comply with any notice from Lenders. The debtor shall not be liable to Borrower or any person claiming under Borrower for making any payment or rendering any performance to Lenders. The debtor shall have no obligation or right to inquire whether any default has occurred or is then existing. By its execution of this Agreement, Borrower irrevocably and unconditionally joins in, authorizes and consents to the above instructions.

        (g)   The proceeds of any sale of the Collateral shall be applied to the following items in the following order: (a) the reasonable expenses of repossessing the Collateral and preparing for the holding the sale, including without limitation all reasonable attorney's fees incurred by Lenders; (b) interest and principal then due (by acceleration or otherwise) under the Secured Notes and any other debts specifically secured by the Agreement; (c) interest and principal then due (by acceleration or otherwise) under any other debts of Borrower to Lenders (to be applied in whatever order Lenders may in their sole discretion determine); (d) indebtedness of Borrower to other secured parties, provided written notice of demand therefore is received by Lenders before the sale (to be applied in the order Lenders receives the requires); and (e) the balance, if any, to Borrower.

12.    Set-off.    Upon default by Borrower under this Agreement, Lenders (or the holder or owner of any debt secured by this Agreement) shall immediately have the right without further notice to Borrower to set off against the Secured Notes and any other debts secured by this Agreement all debts of Lenders (or such holder or owner) to Borrower, whether or not then due.

13.    Notice.    All notices, requests, certificates or other communications permitted or required hereunder ("notices") shall be conclusively deemed to have been received and shall be effective (i) on the day on which delivered by hand, email or telecopier to the respective party; (ii) if sent by registered or certified mail, return receipt requested, postage prepaid; (iii) on the third Business Day after the day on which mailed, addressed to the respective party; or (iv) if sent by overnight courier, the next business day after being sent by overnight courier. Notices may be delivered as follows:

To the Company:	Krona Acquisition Corporation (to be renamed Sygence Corporation) 5151 Beltline Rd, Suite 1100 Dallas, TX 75254 Attn: George Noga Fax: (214) 269 2901 E-mail: gnoga@syngence.com
To the Lender:	at the facsimile number, email or address of the Lender appearing on the books and records of the Company

14.    Miscellaneous.    The following provisions are additional terms of this Agreement:

        (a)   Lenders have no duty to maintain, repair or protect the Collateral.

        (b)   No waiver by Lenders of any default shall operate as a waiver of any other default or of the same default on a future occasion.

        (c)   All rights and remedies of Lenders are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Lenders' assigns.

        (d)   All obligations of Borrower shall bind his trustees, custodians, general partners, successors and assigns.

        (e)   The captions of the sections of this Agreement are inserted for convenience only and shall not be used in the interpretation or construction of any provisions hereof.

        (f)    If any provisions of this Agreement is held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions on this Agreement shall remain in full force and effect.

        (g)   This Agreement supersedes all prior oral and/or written agreements concerning the subject matter hereof.

        IN WITNESS WHEREOF, Borrower has executed this Agreement the day and year first above written.

KRONA ACQUISITION CORPORATION a Delaware corporation
/s/ JOHAN LIEDGREN
By:	Johan Liedgren
Its:	Chairman
LENDERS See Schedule "1"

SCHEDULE "1"

LENDERS

Lead Investor:
High Capital Funding, LLC		$
333 Sandy Springs Circle, Suite 240 Atlanta, GA Attention: Fred A. Brasch, CFO Tel: 404.257.9150 Fax: 404.257.9125 Email: fredbrasch@mindspring.com
By:
Fred A. Brasch, CFO
Date:	, 2007

Other Lenders:

D-8

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  Exhibit 10.14